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                                                                      EXHIBIT 11



                               CABOT CORPORATION

  Earnings per Common Share for the Three Month Period Ended December 31, 1993

             Statement Regarding Computation of Per Share Earnings

                    (In thousands, except per share amounts)


                                                                            Primary          Fully Diluted
                                                                            -------          -------------
Shares of common stock outstanding at September 30, 1993,
         less treasury stock                                                18,726              18,726

Plus net weighted shares of treasury stock issued                               28                  28

Plus common stock equivalents:

         Effect of convertible preferred stock conversion                       -                1,562
         Effect of equity incentive awards                                     325                 325
                                                                         ---------           ---------

Weighted average shares outstanding                                         19,079              20,641
                                                                         ---------           ---------
                                                                         ---------           ---------

Income applicable to common shares                                       $  15,059           $  15,059

Dividends on preferred stock                                                   -                   899

Preferred stock conversion compensation shortfall                              -                  (625)
                                                                         ---------           ---------

Earnings applicable to common shares                                     $  15,059           $  15,333
                                                                         ---------           ---------

Earnings per common share                                                $    0.79           $    0.74
                                                                         ---------           ---------
                                                                         ---------           ---------